Exhibit 10.96

Oscar C. Brehmer, known to me to be the person whose name, subscribed to the foregoing instrument, and acknowledged to me that he executed the same, as administrator with xxx ill annexed of the estate of Emma Brehmer, deceased, for the purposes and consideration therein expressed and in the capacity therein set forth.

Given under my hand and seal of office, this the 29th day of May A.D. 1939.

(Seal)	H. A. TRIESCH, Notary Public,

Comal County, Texas.

Filed for record at 11 A.M. May 31, 1939. Recorded at 12:15 P. M. May 31, 1939.

/s/ Illegible
Clerk County Court, Caldwell Co. Texas.

By	/s/ Illegible
Deputy.

( 0/L. J. B. Northcutt, et al to Ed Cox )

OIL AND GAS LEASE

AGREEMENT, Made and entered into the 15th day of May, 1939, by and between J. B. Northcutt, Guardian of the Estate of Ida Northcutt, N.C.M., J. L. New & wife, Jennie W. New, of Caldwell County, Texas, hereinafter called lessor (whether one or more), and Ed Cox hereinafter called lessee:

WITNESSETH: That the said lessor, for and in consideration of One &. No/100 Dollars, cash in hand paid, the receipt of which is hereby acknowledged, and of the covenants and agreements hereinafter contained on the part of lessee to be paid kept and performed, has granted, demised, leased and let, and by these presents does grant, lease and let unto the said lessee for the sole and only purpose of exploring, drilling, mining, and operating for oil and gas and of laying pipe lines and of building tanks, power stations and structures therein to produce, save and take care of said products, all that certain tract of land situated in the county of Caldwell, State of Texas, described as follows, to-wit:

A part of the James Hinds League, and being a part of what is known as the G. W. New tract of land in said survey; Beginning on the West line of the G. W. New eat. tract at SW corner of 40 acre lease owned by Louis Crouch; Thence S. with the W line of said tract to the NW corner of the J. L. New tract; Thence East with J. L. New’s North line a sufficient distance to a point, so that a line extending North to the S line of said 40 acre Louis Crouch lease; and Thence West with the S line of said 40 acres to the place of beginning will contain exactly 25 acres of land. The S.W. New estate lands originally comprised two tracts computed to be 102 acres and 110 acres, and these two tracts are described in an oil and gas lease from Mrs. G. W. New et al. to J. S. Smith recorded in Vol. 125 page 232 deed records of Caldwell County, Texas, and reference is here made to same for a legal description of said two tracts.

It is agreed that this lease shall remain in force for a term of six months from this date, said term being hereinafter called “Primary Term,” and as long thereafter as oil or gas, or either of them is produced from said land by the lessee.

In consideration of the premises the said lessee covenants and agrees:

1st. To deliver to the credit of lessor, free of cost, in the pipe line to which lessee may connect its or his wells, the equal one-eighth part of all oil produced and saved from the leased premises.

2nd. To pay to lessor, as royalty for gas from each well where gas only is found, while the same is being sold or used off of the premises, one-eighth of the market price

xxx of the amount so sold or used, and where such gas is not so sold or used lessee xxx lessor $50.00 per annum as royalty from each of such wells and while such xxx xxx so paid such well shall be held to be a producing well under the above paragraph xxx forth the primary term hereof. Lessor may have gas free of charge from any gas well xxx leased premises for all stoves and inside lights in the principal dwelling house on said and during the time by making lessor’s own connections with the well at lessor’s own risk and expense.

3rd. To pay to lessor as royalty for gas produced from any oil well and used by lessee for the manufacture of gasoline, one-eighth of the market value of such gas. If such gas is sold by lessee, then lessee agrees to pay lessor, as royalty, one-eighth of the net proceeds derived from the sale of said casinghead gas at the wells.

If no well be commenced on said land on or before the 8th day of July, 1939, this lease shall terminate as to both parties.

If, at the expiration of the primary term of this lease, oil or gas is not being produced on the leased premises, but lessee is then engaged in drilling for oil or gas, then then this lease shall continue in force so long as drilling operations are being continuously prosecuted on the leased premises; and drilling operations shall be considered to be continuously prosecuted if not more than sixty (60) days shall elapse between the completion or abandonment of one well and the beginning of operations for the drilling of a subsequent well. If oil or gas shall be discovered and produced from any such well or walls drilled or being drilled at or after the expiration of the primary term of this lease, this lease shall xxx xxx in force so long as oil or gas shall be produced from the leased premises.

It is specially agreed that in the event that oil or gas is being produced or is obtained from said premises after the expiration of the primary term hereof and said production shall ‘or any reason cease or terminate, lessee shall have the right at any time within ninety (90) days from the cessation of such production to resume drilling operations in the effort to make xxx leased premises again produce oil or gas, in Which event this lease shall remain in force so long as such operations are continuously prosecuted, as defined in the preceding paragraph, and if they result in production of oil or gas, so long thereafter as oil or gas is produced from the premises.

If said lessor owns a less interest in the above described land than the entire and xxx fee simple estate or no interest therein, then the royalties and rentals herein provided for shall be paid the said lessor only in proportion which lessor’s interest, if any, xxx to the whole and undivided fee.

Lessee shall have the right to use, free of cost, gas, oil and water produced on said and for all operations thereon, except from water wells of lessor. When requested by lessor, lessee shall bury pipe line below plow depth. No well shall be drilled nearer than 200 feet xxx the house or barn now on said premises without the written consent of the lessor. Lessee xxx pay for damages caused by all operations to growing crops on said land. Lessee shall have the right at any time to remove all machinery and fixtures placed on said premises, including the right to draw and remove casing.

If the estate of either party hereto is assigned-and the privilege of assigning in whole xxx in part is expressly allowed-the covenants hereof shall extend to their heirs, executors, administrators, successors, or assigns, but no change in the ownership of the land or assignment of rentals or royalties shall be binding on the lessee until after the lessee has been furnished with a written transfer or assignment, or a certified copy thereof; and xxx is hereby agreed that in the event this lease shall be assigned as to a part or as to parts of the above described lands and the assignee or assignees of such part or parts shall fail

xxx in the payment of the proportionate part of the rents due from him or them, xxx shall not operate to defeat or affect this lease so far as it covers a part xxx of said lands upon which the said lessee or any assignees thereof shall make xxx payment of said rental.

Lessee shall have the exclusive right to build, operate and maintain pits, reservoirs, pickup stations and plants for the purpose of picking up and conserving the waste oil that flows down the creeks, ravines and across the land embraced in this lease, whether said oil is produced from land covered by this lease or other lands, and lessor shall be entitled to receive the royalty hereinbefore reserved on all such oil so saved.

In case of cancellation or termination of this lease for any cause, lessee shall have the right to retain under the terms hereof twenty (20) acres of land around each oil or gas well producing, being worked on or drilling hereunder (as long as such operations are continued in good faith) such tract to be designated by lessee in as near a square form as practicable.

In the event lessor considers that lessee has not complied with all its obligations hereunder, both express and implied, before production has been secured or after production has been secured, lessor shall notify lessee in writing, setting out specifically in what respects lessee has breached this contract. Lessee shall then have sixty (60) days after receipt of said notice within which to meet or commence to meet all or any part of the breaches alleged by lessor. The service of said notice shall be precedent to the bringing of any action by lessor on said lease for any cause, and no such action shall be brought Al the lapse of sixty (60) days after service of such notice on lessee. Neither the service of said notice nor the doing of any acts by lessee aimed to meet all or any of the alleged breaches shall be deemed an admission or presumption that lessee has failed to perform all its obligations hereunder.

Title to the minerals vested in grantee under this grant shall not end or revert to grantor until there is a complete, absolute and intentional abandonment by grantee of each and all of the purposes, expressed or implied, of this grant and every part and parcel of the premises described in this grant.

Lessor hereby warrants and agrees to defend the title to the land herein described and agrees that the lessee shall have the right at any time to redeem for lessor by payment any mortgages, taxes or other liens or interest and other charges on the above described lands in the event of default of payment by lessor and be subrogated to the rights of the holder thereof and to deduct amounts so paid from rentals or other payments due or which may become due under this lease.

Lessor hereby acknowledges that he has received from lessee for his own use and reference a true and correct copy of this lease.

The consideration for this lease is that a well will be spudded in on the above land xxx or before July 8th, 1939, and after being spudded in drilled with due diligence until the Edward Lime formation is reached, and failure to do this shall render this lease null and void as to all parties.

In Testimony Whereof, we sign, this 15th day of May, 1939.

J. B. NORTHCUTT, Guardian of Estate of
Ida Northcutt, N.C.M.
J. L. NEW
JENNIEW. NEW

“COPY CUTOFF”

xxx me, the undersigned, a Notary Public, in and for said County, Texas, on this day xxx appeared J. B. Northcutt, guardian of the estate of Ida Northcutt, N.C.M. known xxx to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed this same for the purposes and consideration therein expressed, & capacity stated.

Given under my hand and seal of office, This 15th day of May, A.D. 1939.

(Seal)	H. W. FIELDER, Notary Public,

Caldwell County, Texas.

THE STATE OF TEXAS	)(

COUNTY OF CALDWELL	)(

Before me, the undersigned, a Notary Public, inand for said County, Texas, on this xxx personally appeared J. L. New and Jennie W. New, his wife, both known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they each executed the same for the purposes and consideration therein expressed, and the said Jennie W. New wife of the said J. L. New having been examined by me privily and apart from her husband, and having the same fully explained to her, she, the said Jennie W. New acknowledged such instrument to be her act and deed, and she declared that she had willingly signed the same for the purposes and consideration therein expressed, and that she did not wish to retract it.

xxx under my hand and seal of office, This 15th day of May, A.D. 1939 .

(Seal)	H. W. FIELDER, Notary Public,

Caldwell County, Texas.

xxx for record at 10 A.M. June 2, 1939. Recorded at 2:40 P.M. June 3, 1939.

/s/ Illegible
Clerk County Court, Caldwell Co. Texas.

By	/s/ Illegible
Deputy.

( W/D. E. xxx Masur et al to Joe Masur at al )

THE STATE OF TEXAS	)(
KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF CALDWELL	)(

That I, E. A. Masur, individually and as executor of the estate of Joseph Masur deceased xxx. F. Masur and Mrs. Ottilia Vogel, a widow of the County of Caldwell State of Texas for and xxx consideration of the sum of One Thousand Dollars, to us in hand paid by Joe Masur, xxx Masur, Walter Masur, Arthur Masur and Annie Stumpf, the receipt of which is hereby acknowledged, have Granted, Sold and Conveyed, and by these presents do Grant, Sell and xxx unto the said Joe Masur, Earnest Masur, Walter Masur, Arthur Masur and Annie Stumpf xxx the County of Caldwell, State of Texas, all that certain tract or parcel of land situated xxx Caldwell County, Texas, a part of the W. J. Sneed lea. Beginning at a pile of stone xxx the corner of a tract of land sold by Bullard to F. C. Williams 309 vrs. from the NW xxx of said Sneed lea; Thence S. 1 W. 454 vrs. with the West boundary line of said league xxx a stone for corner from which a PO mkd X brs N. 47 E. 5 vrs. a do mkd X brs N. 60 W. xxx 2/3 vrs; Thence S. 89 E. 1250 vrs to the East boundary line of the 370 acre tract of xxx said league to a stake get for corner from “which a PO mkd X brs N. 68— 3 2/3 vrs. and a xxx 14 in. in xxx. same mark brs N. 73 W. 6 2/3 vrs; Thence N. 1 E. 454 vrs. to a stake for xxx of said Williams tract; Thence N. 1250 vrs. to the place of beginning, containing xxx acres more or less. There is reserved and excepted from this conveyance for the estate